UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

FMC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V83063-P40726-Z91522 FMC CORPORATION 2929 WALNUT STREET PHILADELPHIA, PA 19104 ATTN: SARA VELAZQUEZ PONESSA Vote Virtually at the Meeting* April 28, 2026 2:00 P.M. Virtually at: www.virtualshareholdermeeting.com/FMC2026 FMC CORPORATION 2026 Annual Meeting Vote by April 27, 2026 11:59 PM ET. For shares held in a Plan, vote by April 25, 2026 11:59 PM ET. You invested in FMC CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 28, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of ten Directors (nominees 1a. - 1j.) to serve for a one-year term.	
	Nominees:	
1a.	Michael F. Barry	For
1b.	Pierre Brondeau	For
1c.	Eduardo E. Cordeiro	For
1d.	Carol Anthony (John) Davidson	For
1e.	Kathy L. Fortmann	For
1f.	K'Lynne Johnson	For
1g.	Dirk A. Kempthorne	For
1h.	Steven T. Merkt	For
1i.	John M. Raines	For
1j.	Patricia Verduin	For
2.	Ratification of the appointment of independent registered public accounting firm.	For
3.	Approval, by non-binding vote, of executive compensation.	For
4.	Vote on a proposal to approve an amendment to eliminate supermajority voting provisions in FMC's certificate of incorporation.	For
5.	Vote on a proposal to approve an amendment to eliminate supermajority voting standards for certain business combinations in FMC's certificate of incorporation.	For
6.	Vote on a proposal to approve amendments to the certificate of incorporation and by-laws to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold.	For
7.	Vote on a proposal to approve certain miscellaneous amendments to FMC's certificate of incorporation.	For
8.	Vote on a proposal to approve the 2026 FMC incentive stock plan.	For

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

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